Exhibit 99.B(d)(69)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005 and March 9, 2006

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

Large Cap Diversified Alpha Fund

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:
/s/Timothy D. Barto	/s/Margaret Stumpp

Name:	Name:
Timothy D. Barto
Margaret Stumpp

Title:	Title:

Vice President	CIO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005 and March     , 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund
for Assets managed pursuant to 120/20 strategy
for Assets managed pursuant to long-only strategy

Large Cap Fund

Large Cap Diversified Alpha Fund
for Assets managed pursuant to 120/20 strategy
for Assets managed pursuant to long-only strategy

International Equity Fund & World Equity Ex-US Fund:

The fee schedule below will be applied to the sum of the average daily assets of the following funds (collectively, the “International/Global Funds”) that are managed by Sub-Adviser:  (i) the International Equity Fund of the SEI Institutional Investments Trust, (ii) the World Equity Ex-US Fund of the SEI Institutional Investments Trust, and (iii) any other SEI mutual fund or account with a benchmark of the MSCI EAFE Index, the MSCI World Index or the MSCI ACWI ex U.S. Index (only if Sub-Adviser’s mandate does not include Emerging Markets) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each International/Global Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily assets of the International/Global Funds managed by Sub-Adviser.

0.30% for the first $100 million of assets under management;

0.275% for the next $150 million of assets under management; and

0.20% for the assets under management in excess of $250 million

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:
/s/Timothy D. Barto	/s/Margaret Stumpp

Name:	Name:
Timothy D. Barto
Margaret Stumpp

Title:	Title:

Vice President	CIO